Exhibit 11

                            BAIRNCO CORPORATION
        CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
          FOR THE QUARTERS ENDED APRIL 2, 1994 AND APRIL 3, 1993
                                (Unaudited)



                                                      1994           1993
PRIMARY EARNINGS PER SHARE:

   Income from continuing operations              $ 1,700,000    $ 1,412,000
   (Loss) from discontinued operations, net of
     income taxes                                          --
(39,000)
   Net income                                     $ 1,700,000    $ 1,373,000

   Average common shares outstanding               10,500,000     10,497,000
   Common shares issuable in respect to common
     stock equivalents, with a dilutive effect             --        294,000

   Total common and common equivalent shares       10,500,000     10,791,000

Primary Earnings Per Common Share:
   Continuing operations                          $      0.16    $      0.13
   Discontinued operations                                 --             --
     Total                                        $      0.16    $      0.13




FULLY DILUTED EARNINGS PER SHARE:

   Income from continuing operations              $ 1,700,000    $ 1,412,000
   (Loss) from discontinued operations, net of
     income taxes                                          --
(39,000)
   Net income                                     $ 1,700,000    $ 1,373,000

   Total common and common equivalent shares       10,500,000     10,791,000
   Additional common shares assuming
     full dilution                                         --             --
   Total common shares assuming full dilution      10,500,000     10,791,000

Fully Diluted Earnings Per Common Share:
   Continuing operations                          $      0.16    $      0.13
   Discontinued operations                                 --             --
     Total                                        $      0.16    $      0.13


Earnings per share are based on the average number of shares outstanding during each period. Primary earnings per share include all common stock equivalents. Fully diluted earnings per share include all common stock equivalents plus the additional common shares issuable assuming full dilution.